As filed with the Securities and Exchange Commission on December 12, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

WILSONS THE LEATHER EXPERTS INC.
(Exact name of Registrant as specified in its charter)

Minnesota	41-1839933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7401 Boone Avenue North Brooklyn Park, Minnesota	55428 (Zip Code)
(Address of principal executive offices)
WILSONS THE LEATHER EXPERTS INC.
AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN
(Full title of the plan)
Peter G. Michielutti
Executive Vice President and Chief Financial Officer
Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
(Name and address of agent for service)
(763) 391-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
Title of class of	Amount	maximum	Proposed maximum	Amount of
securities to	to be	offering price	aggregate offering	registration
be registered	registered	per share (1)	price (1)	fee
Common Stock, $.01 par value	2,200,000 shares	$3.81	$8,382,000	$896.88

(1)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq National Market on December 8, 2005.

EXPLANATORY NOTE
Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
Opinion of Faegre & Benson LLP
Consent of KPMG LLP
Powers of Attorney

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,200,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2000 Long Term Incentive Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-39304) is incorporated by reference herein.
Exhibits

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation of Wilsons The Leather Experts Inc. adopted June 16, 1998, as amended by the Articles of Amendment dated February 17, 2000, and the Articles of Amendment dated May 23, 2002. (1)

4.2	Restated Bylaws of Wilsons The Leather Experts Inc. as amended June 16, 1998, January 25, 2000, May 23, 2002, and February 5, 2004. (2)

4.3	Registration Rights Agreement dated as of May 25, 1996, by and among CVS New York, Inc. (formerly known as Melville Corporation), Wilsons The Leather Experts Inc., the Managers listed on the signature pages thereto, Leather Investors Limited Partnership I and the Partners listed on the signature pages thereto. (3)

4.4	Amendment to Registration Rights Agreement dated as of August 12, 1999, by and among Wilsons The Leather Experts Inc. and the Shareholders listed on the attachments thereto. (4)

4.5	Common Stock and Warrant Purchase Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the Purchasers identified on the signatory pages thereto (the “Purchase Agreement”). (5)

4.6	Registration Rights Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the Investors identified therein. (6)

4.7	Form of Warrant issued to the Purchasers named in the Purchase Agreement on April 25, 2004. (7)

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney.

99.1	Wilsons The Leather Experts Inc. Amended and Restated 2000 Long Term Incentive Plan. (8)

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q for the quarter ended May 4, 2002 (File No. 0-21543).

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 10-K for the year ended January 31, 2004 (File No. 0-21543).

(3)	Incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-l (333-13967) filed with the Commission on October 11, 1996.

(4)	Incorporated by reference to Exhibit 4.5 to the Company’s Report on Form 10-K for the fiscal year ended January 29, 2000 (File No. 000-21543).

(5)	Incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 8-K filed with the Commission on April 27, 2004 (File No. 000-21543).

(6)	Incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 8-K filed with the Commission on April 27, 2004 (File No. 000-21543).

(7)	Incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 8-K filed with the Commission on April 27, 2004 (File No. 000-21543).

(8)	Incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Commission on June 2, 2005 (File No. 0-21543).
Item 9. Undertakings.
     A. We hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on December 12, 2005.

Wilsons The Leather Experts Inc.
By	/s/ Michael M. Searles

Michael M. Searles
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2005.

Signature		Title
/s/ Michael M. Searles		Chairman and Chief Executive Officer
Michael M. Searles		(Director and Principal Executive Officer)

/s/ Peter G. Michielutti		Executive Vice President and Chief Financial Officer
Peter G. Michielutti		(Principal Financial Officer)

William F. Farley	}
Peter V. Handal	}
Bradley K. Johnson	}	A majority of the
Michael J. McCoy	}	Board of Directors*
David L. Rogers	}
R. Ted Weschler	}

*	Peter G. Michielutti, by signing his name hereto, does hereby sign this document on behalf of each of our above-named directors of the Company pursuant to powers of attorney duly executed by such persons.

By	/s/ Peter G. Michielutti

Peter G. Michielutti, Attorney-in-fact

INDEX TO EXHIBITS

Method
Exhibit	Description	of Filing
4.1	Amended and Restated Articles of Incorporation of Wilsons The Leather Experts Inc. adopted June 16, 1998, as amended by the Articles of Amendment dated February 17, 2000, and the Articles of Amendment dated May 23, 2002. (1)	Incorporated by Reference

4.2	Restated Bylaws of Wilsons The Leather Experts Inc. as amended June 16, 1998, January 25, 2000, May 23, 2002, and February 5, 2004. (2)	Incorporated by Reference

4.3	Registration Rights Agreement dated as of May 25, 1996, by and among CVS New York, Inc. (formerly known as Melville Corporation), Wilsons The Leather Experts Inc., the Managers listed on the signature pages thereto, Leather Investors Limited Partnership I and the Partners listed on the signature pages thereto. (3)	Incorporated by Reference

4.4	Amendment to Registration Rights Agreement dated as of August 12, 1999, by and among Wilsons The Leather Experts Inc. and the Shareholders listed on the attachments thereto. (4)	Incorporated by Reference

4.5	Common Stock and Warrant Purchase Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the Purchasers identified on the signatory pages thereto (the “Purchase Agreement”). (5)	Incorporated by Reference

4.6	Registration Rights Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the Investors identified therein. (6)	Incorporated by Reference

4.7	Form of Warrant issued to the Purchasers named in the Purchase Agreement on April 25, 2004. (7)	Incorporated by Reference

5.1	Opinion of Faegre & Benson LLP as to the legality of the shares being registered.	Electronic Transmission

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.	Electronic Transmission

24.1	Powers of Attorney.	Electronic Transmission

99.1	Wilsons The Leather Experts Inc. Amended and Restated 2000 Long Term Incentive Plan. (8)	Incorporated by Reference

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q for the quarter ended May 4, 2002 (File No. 0-21543).

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 10-K for the year ended January 31, 2004 (File No. 0-21543).

(3)	Incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-l (333-13967) filed with the Commission on October 11, 1996.

(4)	Incorporated by reference to Exhibit 4.5 to the Company’s Report on Form 10-K for the fiscal year ended January 29, 2000 (File No. 000-21543).

(5)	Incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 8-K filed with the Commission on April 27, 2004 (File No. 0-21543).

(6)	Incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 8-K filed with the Commission on April 27, 2004 (File No. 0-21543).

(7)	Incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 8-K filed with the Commission on April 27, 2004 (File No. 0-21543).

(8)	Incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Commission on June 2, 2005 (File No. 0-21543).